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                                                                     Exhibit 5.1

                                                           MobiFon Holdings B.V.
                                                           Strawinskylaan 707
Hans P. Witteveen                                          1077 XX Amsterdam
T +1 212 972 4000                                          The Netherlands
F +1 212 972 4929
hans.witteveen@stibbe.com

                                                              September 17, 2003

ISSUANCE OF UP TO USD 225,000,000 SERIES B 12.50% SENIOR NOTES DUE JULY 31, 2010 BY MOBIFON HOLDINGS B.V.

Ladies and Gentlemen,

1. We have acted as counsel as to matters of Netherlands law to MobiFon Holdings B.V. (the "Company") in connection with the filing by the Company with the United States Securities and Exchange Commission (the "Commission") of a Registration Statement on Form F-4 (the "Registration Statement"), with respect to the issuance by the Company of up to USD 225,000,000 aggregate principal amount of its Series B 12.50% Senior Notes due July 31, 2010 (the "New Notes") to be exchanged for any and all outstanding Series A 12.5% Senior Notes due July 31, 2010.

2. For the purpose of this opinion, we have exclusively examined and relied upon the photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

     (a)  a copy of the Registration Statement;

     (b) an indenture dated June 27, 2003 between the Company and Bank of Nova Scotia Trust Company of New York (as Trustee) (the "Indenture");

     (c) an exchange and registration rights agreement dated June 27, 2003, between the Company, Goldman, Sachs & Co. and Lazard, Freres & Co. LLC (the "Registration Rights Agreement");


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     (d)  an extract dated the date hereof from the Commercial Register of the
          Chamber of Commerce in Amsterdam, the Netherlands relating to the Company;

     (e) the deed of incorporation of the Company dated March 15, 2002 and the articles of association (statuten) of the Company as amended on June 12, 2003, which according to the extract referred to in paragraph 2(d) above are the articles of association of the Company as currently in force;

     and such other documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

3.   In rendering this opinion we have assumed:

     (a) the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means;

     (b) that the New Notes constitute legal, valid and binding obligations of the parties thereto and are enforceable in accordance with their terms under all applicable laws, including the laws of the State of New York by which the New Notes are expressed to be governed, other than the laws of the Netherlands;

     (c) that the information set forth in the extract from the Commercial Register referred to in paragraph 2 (d) above is complete and accurate on the date hereof and consistent with the information contained in the file kept by the Commercial Register with respect to the Company;

     (d) that the Company has not been declared bankrupt (failliet verklaard), granted suspension of payments (surseance van betaling verleend) or dissolved (ontbonden); although not constituting conclusive evidence, this assumption is supported by the contents of the extract from the Commercial Register relating to the Company referred to in paragraph 2(d) above and by enquiries made by telephone on the date hereof with the office of the bankruptcy clerk (faillissementsgriffie) of the district court (rechtbank) at Amsterdam, which did not reveal any information which would render this assumption to be untrue;



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     (e)  that the issue of the New Notes can be regarded as being in the corporate interest of the Company for purposes of section 2:7 of the Netherlands Civil Code;

     (f) that the New Notes are exclusively offered to individuals or legal entities, who or which trade or invest in securities in the conduct of a business or profession within the meaning of the Securities Transactions Supervision Act of the Netherlands (Wet toezicht effectenverkeer 1995) and its implementing regulations; and

     (g) that (i) all transactions envisaged by the New Notes, including but not limited to the payment of any amount payable or paid thereunder to a holder of a New Note or any other person, will take place at arm's length as this term is understood under Netherlands tax law and administrative guidance, and (ii) neither the amount of the payments nor the due date thereof is legally or in fact, in whole or in part, contingent on, or otherwise related or deemed related to, either the profits of the Company or of an entity affiliated with the Company as defined in section 10(a)(4) of the Netherlands Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969) or the distribution of such profits.

4. We have not investigated the laws of any jurisdiction other than the Netherlands. This opinion is limited to matters of the laws of the Netherlands as they presently stand and as they are interpreted in case law of the courts of the Netherlands published in printed form as at the date of this opinion. We do not express any opinion with respect to any public international law or on the rules of or promulgated under any treaty or by any treaty organisation, other than any EC law provisions having direct effect. Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the state of New York, we have relied upon the opinion of Pillsbury Winthrop LLP, which is being delivered to you and filed with the Commission as an exhibit to the Registration Statement.

5. Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, and subject to any factual matters not disclosed to us and inconsistent with the information revealed by the documents reviewed by us in the course of our examination referred to above, having regard to such legal considerations of Netherlands law as we deem relevant to enable us to give this opinion, we are as at the date hereof of the following opinion:

     (a) There is nothing in the laws of the Netherlands which would prevent the New Notes from constituting legal, valid and binding obligations of the Company, enforceable in accordance with their terms;



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     (b)  The section set out in the Prospectus included in the Registration
          Statement regarding the offering of the New Notes, under the heading "Certain Tax Considerations--Certain Netherlands Tax Considerations" is a fair and accurate summary for the persons mentioned therein, subject to the assumptions, limitations and qualifications mentioned in the Prospectus to the extent that section aims to provide a summarized description of certain Netherlands tax consequences of the purchase, ownership and disposition of the New Notes; and

6.   This opinion is subject to the following qualifications:

     (a) the opinions expressed above are limited by any applicable fraudulent conveyance, bankruptcy (faillissement), suspension of payments (surseance van betaling), insolvency, moratorium, reorganization, liquidation, suretyship or similar laws affecting the enforceability of rights of creditors generally (including rights of set-off) in any relevant jurisdiction including but not limited to section 3:45 of the Netherlands Civil Code and section 42 of the Netherlands Bankruptcy Code concerning fraudulent conveyance; and

     (b) the opinions expressed above are further subject to the effect of general principles of equity, including (without limitation) the concepts of materiality, reasonableness and fairness (redelijkheid en billijkheid as known under Netherlands law), imprevision, misrepresentation, good faith and fair dealing and subject to the concepts of error (dwaling) and fraud (bedrog);

7. In this opinion, Netherlands legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising thereunder will be governed by Netherlands law and be brought before a court in the Netherlands.

8. We assume no obligation to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge occurring after the date hereof which may affect this opinion in any respect.

9. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we



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     come within the category of persons whose consent is required under Section
     7 of the Securities Act of 1933 or the rules and regulations of the Commission.

Yours faithfully,



Stibbe P.C.


/s/


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